EXHIBIT 24.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement filed on May 8, 1998, of our report dated March 13, 1998, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



/s/ SEMPLE & COOPER, LLP
    Phoenix, Arizona
    May 8, 1998